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                                 Exhibit 10.7

                             EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this 18th day of March, 2002, between Anapharm Inc., a Quebec company (the "Company") and Marc LeBel (the "Employee").


    WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including but not limited to proprietary processes, sales methods and techniques, and other like confidential business and technical information including but not limited to technical information, design systems, methods of recruiting subjects, pricing methods, pricing rates or discounts, process, procedure, formula, design of computer software or improvement of any portion or phase thereof, whether patented or not, that is of any value whatsoever to the Company, as well as certain unpatented information relating to the Company's Services (as herein defined), information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other entity for the Company), other Confidential Information (as herein defined) and information about the Company's employees, officers, and directors, which necessarily will be communicated to the Employee by reason of Employee's employment by the Company; and

    WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Employee, its trade secrets and Confidential Information, and its substantial relationships with suppliers, and Customers (as herein defined) actual and prospective; and

    WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Employee during the term of employment and following (for a reasonable time) termination of employment for any reason; and

    WHEREAS, the Company desires to employ the Employee and to ensure the continued availability to the Company of the Employee's services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

    1.  Representations and Warranties.  The Employee hereby represents and
        -------------------------------
warrants to the Company that Employee (i) is not subject to any written nonsolicitation or noncompetition agreement affecting Employee's employment with the Company (other than any prior agreement with the Company), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting Employee's employment with the Company (other than any prior agreement with the Company), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer or any other person.
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    2.  Term of Employment. The Company hereby employs the Employee, and the
        ------------------
Employee hereby accepts employment with the Company for an initial five year period commencing on the date of this Agreement (the "Initial Term"), and this Agreement will automatically renew thereafter, from year to year, for additional one (1) year periods, on the same terms and conditions as those set forth herein, unless a party provides notice of termination to the other party no later than thirty (30) days prior to the expiration of such Initial Term or one
(1) year renewal period, as the case may be, the whole subject to termination as set forth herein (collectively, the "Term").

Board Membership.  The Employee hereby agrees to serve as a member of the
----------------
Company's Board of Directors for the term of this Agreement or until otherwise determined by Parent.

    3.  Duties.
        ------

        (a)  General Duties.  The Employee shall serve as President of the
             --------------
Company, with duties and responsibilities that are customary for such position. The Employee shall report directly to the Company's Board of Directors or as otherwise directed by the Company's board of directors. The Employee shall use Employee's best efforts to perform Employee's duties and discharge Employee's responsibilities pursuant to this Agreement competently, carefully and faithfully.

        (b)  Devotion of Time.  The Employee shall devote all of Employee's
             ----------------
time, attention and energies during normal business hours to the business of the Company. During the Term, the Employee shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior written consent of the board of directors of the Company, save and except, as director of TGN Biotech Inc., of BDI Inc. and of the Universite Laval".

        (c)  Adherence to Inside Information Policies.  The Employee
             ----------------------------------------
acknowledges that the Company's indirect parent, SFBC International, Inc. (the "Parent") is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and those of its subsidiaries from violating the applicable securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, the Parent, or any third party. The Employee shall promptly execute any agreements generally distributed by the Company or the Parent to its employees requiring such employees to abide by its inside information policies. Parent shall provide copy of the inside information policies.

    4.  Compensation and Expenses.
        -------------------------

        (a)  Salary.  For the services of the Employee to be rendered under this
             ------
Agreement, the Company shall pay the Employee an annual gross salary of $266,000 Canadian Dollars ($266,000) (the "Base Salary") during the Term, payable in accordance with the Company's normal payroll practices and subject to applicable deductions at source required by law or the Company's ordinary course payroll practices. The Base Salary shall be increased as and when the Company meets targeted financial results, subject to approval of the Board of Directors.

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        (b)  Expenses.  In addition to any compensation received pursuant to
             --------
Section 5(a) the Company shall reimburse funds to the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of Employee's duties under this Agreement and provided that the Employee properly provides a written accounting of such expenses to the Company in accordance with the Company's then current practices. Such reimbursement shall be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of Employees.

    5.  Benefits. All benefits are, subject to Sections 6 and 7, available to
        --------
Employee for the full Term of this Agreement.

        (a)  Vacation.  During the first year of employment, the Employee shall
             --------
be entitled to 20 days of vacation, and to any additional number of days as specified by the Company in its sole discretion or based on any applicable requirements of law, in each instance without loss of compensation or other benefits to which Employee is entitled under this Agreement, to be taken at such times as the Employee may select and the affairs of the Company may permit.

        (b)  Employee Benefit Programs.  The Employee is entitled to participate
             -------------------------
in any pension, retirement savings plan, insurance or other employee benefit plan that is maintained by the Company for its executive officer employees, including programs of life, disability and medical insurance and reimbursement of membership fees in professional organizations.

        (c)  Bonus. For the Initial Term of this Agreement, the parties agree
             -----
that the Employee shall be entitled to a bonus determined in accordance with sales targets, profits and bonus rates as agreed to in writing by Employee and the Company from time to time and in accordance with Parent's policies and practices with respect to bonus payments to its executives.

        (d)  Stock Options.  The Parent shall grant the Employee 35,000 10-year
             -------------
stock options, all of which shall be subject to the terms of the Parent's Second Amended and Restated 1999 Stock Option Plan. Subject to any applicable requirements of law, such options will be exercisable at the closing price of the Parent's common stock on the Nasdaq Stock Market on the last trading day prior to the execution of this Agreement, and shall vest over a three year term each June 30 and December 31 in equal increments of 58,334 options commencing on December 31, 2002, subject to continued employment at each applicable vesting date. All options shall be subject to execution of the Parent's then standard stock option agreement. Except in the event of Employee's termination of employment by the Company without Cause, all unvested options expire at the Termination Date. In the event of the termination by the Company of Employee's employment without Cause, the vesting of those unvested options that would have vested during the Severance Period (herein defined) shall be accelerated and shall vest as of the Termination Date. In addition, as and when Parent has in place an executive stock option plan Employee shall have the right, subject to Board approval, to participate in that plan. All vested options (including those accelerated as provided above) must be exercised within three months of Employee's termination of employment (whatever the reason), failing which they expire.

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

          (e): automobile: Company shall provide an automobile (leasing) for Marc LeBel ($1000 per month), excluding taxes), all licenses, insurances and maintenance costs to be paid by the Company.

     6.   Termination.
          -----------

          (a) Notwithstanding anything contained herein to the contrary, it is agreed that the Employee's employment hereunder may be terminated with or without Cause (as defined below) at any time during the Term of the present Agreement and without any recourse, claim or cause of action by either party against the other with respect to such termination: (i) by the Company at any time, by giving to the Employee written notice of termination (the date of such notice being herein called the "Notice Date"), which notice shall set forth the date upon which the Employee's employment shall terminate as determined by the Company in its sole discretion (which may be the Notice Date or any later date selected by the Company), or (ii) by the Employee at the expiration of thirty
(30) days after the giving of written notice of termination to the Company, or at the expiration of such shorter notice period as the Company in its sole discretion may require and notify the Employee following the Company's receipt of such notice from the Employee.

          (b) For the purposes of this Agreement, the term "Cause" shall include: (i) a willful failure or refusal by the Employee to perform Employee's customary duties or services for the Company, or its Affiliates (as herein defined), without lawful justification; (ii) the Employee's conviction for a criminal act or other offense pursuant to the provisions of the Criminal Code of Canada or any other criminal or penal statute of any jurisdiction which the Company reasonably determines may have an adverse effect upon the reputation or goodwill of the Company, or on the performance of the Employee's duties hereunder; (iii) a breach by the Employee of, or the Employee's failure or refusal to perform, in any material respect, any of Employee's obligations under any employment agreement, employee invention and confidentiality agreement or such other material written agreement between the Employee and the Company; (iv) the Employee's violation of any published employment policy or practice of the Company provided the Employee fails to adhere to such policy/practice within a reasonable period of time, but no later than thirty (30) days, after receipt of notice; (v) gross negligence or willful misconduct or fraud by the Employee in the performance of Employee's duties, (vi) breach by the Employee of any applicable securities laws; or (vii) any serious reason or just cause under Quebec law.

          (c) If the Employee becomes substantially incapacitated so as to be prevented from properly and continuously performing in full Employee's duties to the Company for a substantially continuous period of three (3) months or more in any consecutive twelve (12) month period, the Company will continue to pay the Employee's base salary for such three (3) month period. If the Employee is unable to return to work after such three (3) month period, the Company may, in its sole discretion, elect to terminate the Employee's employment at any time during the continuance of such incapacity by giving to the Employee written notice of termination or severance pay in lieu thereof and, if the Company gives such notice of termination or severance pay in lieu thereof, the Employee's employment with the Company shall terminate on the date set forth in such notice, without recourse by either party against the other with respect to such termination.

          (d) Upon termination of employment under paragraphs (a) or (c) above, the Employee shall have no right to compensation or reimbursement under Section 4 or to participate in

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any employee benefits under Section 5, except as provided for by applicable law or Section 7, for any period subsequent to the Termination Date.

          (e) Notwithstanding any termination of employment, the provisions of Sections 9 and 10 shall remain in full force and effect.

     7.   Payments in the Event of Termination.
          ------------------------------------

          (a) In this Agreement, the expression "Termination Date" means (i) in the case of termination by the Company pursuant to Section 7(a)(i) or 7(c) hereof, the date of termination of the Employee's employment set forth in the written notice of termination given by the Company pursuant to either of such sections (as the case may be); and (ii) in the case of termination by the Employee pursuant to Section 6(a)(ii) hereof, the date which is thirty (30) days following the date upon which the Employee has given notice of termination or, if the Company has required a shorter notice period, the last day of such shorter period.

          (b) In the event of termination of employment pursuant to Section 6 hereof, notwithstanding anything in this Agreement contained to the contrary, all payments and benefits to the Employee under this Agreement shall cease and terminate except that:

               (i)  In the event of termination by the Employee pursuant to
          Section 7(a)(ii) hereof and in case of termination by the Company pursuant to Section 7(c) hereof or for Cause, the Employee's base salary shall be pro rated based on the number of days elapsed between the last date to which such salary was paid up to (but excluding) the Termination Date and shall be paid to the Employee up to the Termination Date;

               (ii) In the event of non-renewal of this Agreement by the Company pursuant to Section 2 hereof after the Initial Term or if Employee's employment is terminated by the Company without Cause, the Employee will be entitled to receive an amount equal to Employee's Base Salary for 12 months (such 12 month period is herein referred to as the "Severance Period" and the said amount payable is herein referred to as the "Severance Pay") as full and final settlement of all claims, including for any employment related benefits and severance and termination pay or indemnities, against the Company or any of its Affiliates.

          (c)  Payment of Severance Pay. The Severance Pay shall be paid in
               ------------------------
equal instalments over the Severance Period at the times and in accordance with the Company's customary pay periods and payroll practices as may be established or modified from time to time and shall be subject to all applicable federal, provincial and/or local payroll and withholding taxes. Notwithstanding anything to the contrary herein contained, the Severance Pay shall terminate once Employee finds "Alternative Employment" or in the event of a breach of any terms of this Agreement by Employee, including Sections 8 and 9. "Alternative Employment" means any employment(s) or other relationship(s) (such as consultant or contractor) with any other Person which in the aggregate provide Employee, directly or indirectly, with compensation equal to at least 80% of Employee's then applicable Base Salary.

          (d)  Termination of Benefits. Except for any right of continuation of
               -----------------------
benefits coverage to the extent provided by the terms and conditions of the benefit programs relating to life,

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

disability and medical insurance, by this Agreement or by applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans as of the Termination Date of the Employee's employment.

          (e)  Release. Company's obligation to provide any of the amounts and
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benefits hereunder shall be subject to, and conditioned upon, the Employee's execution of a full release of claims satisfactory to the Company releasing the Company, its Affiliates and their respective employees and agents from any claims arising from or related to the Employee's employment or severance from employment with the Company, including any claims arising from this Agreement

          (f)  Cessation of Severance Pay and Benefits. If the Employee breaches
               ---------------------------------------
Employee's obligations under this Agreement, the Company may immediately cease payment of all severance and benefits described in this Agreement. The cessation of these payments shall be in addition to, and not as an alternative to, any other remedies at law or in equity available to the Company, including the right to seek specific performance or an injunction.

     8.   Non-Competition Agreement.
          -------------------------

          (a)  Competition with the Company or the Parent.  During the Term and
               ------------------------------------------
for a period of 12 months commencing on the Termination Date (whatever the reason of the termination of employment) (the "Restricted Period"), the Employee, directly or indirectly or, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity (any of the foregoing defined as an "Affiliated Entity") shall not become employed by, lend money to, advise, become a shareholder of or otherwise become associated with any entity which competes with the Company or the Parent within the United States or the Province of Quebec. Provided,
                                                               --------
however, the foregoing provisions shall not prevent the Employee from accepting
-------
employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if the Employee's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Employee from
          --------  -------
owning up to 5% of the securities of any publicly-traded enterprise provided the Employee is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise. In addition, the Employee may not, directly or indirectly including through any Affiliated Entity, obtain employment with or perform services for any Customer (as herein defined) of the Company or any affiliate of a Customer during the period commencing on the Termination Date and continuing for 12 months thereafter, except by prior written approval of the Company. This section 9(a) shall not apply where the Employee is terminated without Cause, unless the Company is satisfying its obligation to pay Severance Pay under Section 7.

          (b)  Solicitation of Customers.  During the Restricted Period, the
               -------------------------
Employee, directly or indirectly including through any Affiliated Entity, shall not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company or any of its Affiliates, refer Prohibited Business from any Customer to any enterprise or business other than the Company or any of its Affiliates or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company or any of its Affiliates. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or, to the knowledge of the

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

Employee, any of its Affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which has been approached by or who or which has approached an employee or agent of the Company or, to the knowledge of the Employee, any of its Affiliates for the purpose of doing business with the Company or any of its Affiliates, as the case may be.

          (c)  Solicitation of Employees.  During the Restricted Period, the
               -------------------------
Employee, directly or indirectly including through any Affiliated Entity shall not solicit, hire or contact any employee or full-time consultant of the Company or any of its Affiliates for the purpose of hiring them or causing them to terminate their employment relationship with the Company or any of its Affiliates. This undertaking shall apply equally to any individual that was an employee or full-time consultant of the Company or any of its Affiliates at the time of the termination of Employee's employment with the Company.

          (d)  No Payment.  The Employee acknowledges and agrees that no
               ----------
separate or additional payment will be required to be made to Employee in consideration of Employee's undertakings in this Section.

          (e)  No Effect on SPA.  Employee further agrees that nothing herein
               ----------------
shall limit, lessen or otherwise affect Employee's obligations under Section 13 of the Share Purchase Agreement ("SPA") entered into between the Vendors and SFBC Canada, Inc. (as such term is defined in the SPA) (in consideration for the purchase of the shares therein described), and that you are bound concurrently to this Section 9 (in consideration of employment hereunder) and the said
Section 13 of the SPA.

          (f)  For greater certainty, references to the "Company" in this
Section 8 shall include the Company's Affiliates.

     9.   Non-Disclosure of Confidential Information.
          ------------------------------------------

          (a) Confidential Information. "Confidential Information" includes, but is not limited to, trade secrets, processes, policies, procedures, techniques including recruiting techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Services (as defined herein), the Company's or its Affiliates' budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's or its Affiliates' businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's or its Affiliates' employees, former employees, clients and former clients. In addition, Confidential Information also includes the identity of Customers and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of Customers who are the persons with whom the Company's employees and agents communicate in the ordinary course of business. Confidential Information also includes, without limitation, Confidential Information received from the Company's Affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is available to the public through no act of the Employee, (ii) information set forth in the written records

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

of the Employee prior to disclosure to the Employee by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any Affiliates) who did not acquire such confidential information or trade secret, directly or indirectly, from the Employee or the Company or the Company's Affiliates. As used herein, the term "Services" shall include all clinical or pre-clinical research, testing, protocol design, data management, medical writing or other Services relating to proposed or actual formulations, foods, drugs and medical devices engaged in by the Company or any Affiliate during the Term of the Employee's employment.

          (b)  Legitimate Business Interests.  The Employee recognizes that the
               -----------------------------
Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) Customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

          (c)  Confidentiality.  For a period of five years following
               ---------------
termination of employment (for whatever reason), or as otherwise required by client privilege, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed for whatever reason or purpose to any person or entity other than in connection with the Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company or its Affiliates is a special, valuable and unique asset. The Employee shall exercise all due and diligent precautions to protect the integrity and confidentiality of the Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to Employee's employment nor remove any Confidential Information or copies thereof (in whatever form) from the Company's premises except to the extent necessary to Employee's employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Employee in the course of Employee's employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company. The Employee shall not, except in connection with and as required by Employee's performance of Employee's duties under this Agreement, for any reason use for Employee's own benefit or the benefit of any other person or entity any Confidential Information.

          (d) Employee agrees that Employee shall not acquire any right, title or interest in or to the Confidential Information.

          (e)  For greater certainty, references to the "Company" in this
Section 10 shall include the Company's Affiliates.

     10.  Equitable Relief.
          ----------------

          (a) The Company and the Employee recognize that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character, and that in the event of the breach by the Employee of the terms and conditions of this Agreement or if the

Employee, shall cease to be an employee of the Company for any reason and take any action in violation of Section 9 and/or Section 10, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 11(b) below, to enjoin the Employee from breaching the provisions of Section 9 or Section 10. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

          (b) The Employee irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the Province of Quebec and agrees to take any and all future action necessary to submit to the jurisdiction of such courts. The Company irrevocably and unconditionally submits to the jurisdiction of those same courts. The Employee and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Employee or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     11.  Conflicts of Interest.  While employed by the Company, the Employee
          ---------------------
shall not, directly or indirectly, unless approved in writing by the President:

          (a) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or Customers, including, without limitation, having a financial interest in the Company's suppliers or Customers, or making loans to, or receiving loans, from, the Company's suppliers or Customers;

          (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee's employment with the Company for the Employee's personal advantage or gain; or

          (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

          (d) As used in Section 12(a), (b) or (c), the Company also includes its Affiliates.

     12.  Inventions, Ideas, Processes, and Designs.  All inventions, ideas,
          -----------------------------------------
processes, programs, software, and designs (including all improvements) (i) conceived or made by the Employee during the course of Employee's employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination or expiration of such employment with the Company and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company, are hereby assigned by the Employee to the Company and shall be the sole and exclusive property of the Company. An invention, idea, process, program, software, or design (including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company's equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly sign all instruments and agreements to further ensure the assignment of all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Employee shall be bound by such decision. The Employee shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which Employee made or conceived prior to Employee's employment with the Company and which therefore are excluded from the scope of this Agreement.

     13.  Indebtedness.  If, during the course of the Employee's employment
          ------------
under this Agreement, the Employee becomes indebted to the Company for any reason, the Company may, if it so elects, set off any sum due to the Company from the Employee and collect any remaining balance from the Employee.

     14.  Assignability.  The rights and obligations of the Company under this
          -------------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities (via merger or otherwise) or assets and business of the Company. The Employee's obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

     15.  Severability.
          -------------

          (a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

          (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     16.  Notices and Addresses.  All notices, offers, acceptance and any other
          ---------------------
acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the

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

addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     To the Company:  Anapharm, Inc.
                      2050 Rene-Levesque Blvd. West
                      Quebec, Quebec  G1V 2K8
                      Facsimile:  (418) 527-3456
                      Attention:  Marc LeBel, President and CEO

     With a Copy to:  SFBC International, Inc.
                      11190 Biscayne Boulevard
                      Miami, Florida  33181.


                      Facsimile:  (305) 895-8616
                      Email:  ahantman@sfbci.com

     To the Employee:  At the address contained in the Company's records.

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     17.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     18.  Governing Law.  This Agreement and any dispute, disagreement, or issue
          -------------
of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the Province of Quebec and the laws of Canada applicable therein without regard to choice of law considerations.

     19.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

     20.  Modifications, Waivers.  This Agreement may be amended, modified,
          ----------------------
superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument executed by both parties hereto, or in the case of a waiver, by the party waiving compliance. The failure by either party at any time or times to require performance of any provisions hereof shall in no way affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement whether by conduct or otherwise or in respect of any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

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

     21.  Additional Documents.  The parties hereto shall execute such
          --------------------
additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     22.  Section and Paragraph Headings.  The section and paragraph headings in
          ------------------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     23.  Language. The Parties confirm that it is their wish that this
          --------
Employment Agreement, as well as any other documents relating to this Employment Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires confirment leur volonte que la presente convention d'emploi, de meme que tous les documents s'y rattachant, y compris tout avis, annexe et autorisation, soient rediges en anglais seulement.

    IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

SFBC


By:  /s/  Gregory B. Holmes       By:  /s/   Marc LeBel
   ----------------------------      -------------------------

   Gregory B. Holmes                       Marc LeBel

   Executive Vice President                Employee

                                   SCHEDULEA

                                   Bonus

                         (Section 6(c))

Up to 35% of base salary based upon performance.

                                      13